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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 13, 2001 (November 13, 2001)
(Date of earliest event reported)

ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)

345 East Main Street, Warsaw, Indiana 46580
(Address of principal executive offices)

    Registrant's telephone number, including area code: 219/267-6131

    Former name or former address, if changed since last report: N/A

Item 5.  Other Events

    On November 13, 2001, Zimmer, Inc. filed this Current Report on Form 8-K to facilitate the filing as exhibits to this report executed copies of certain incomplete exhibits previously filed under the Securities Exchange Act of 1934 and certain other instruments, documents or contracts.

Item 7. Financial Statements and Exhibits

    Financial Statements

    None

Exhibits
3.1	Restated Certificate of Incorporation of Zimmer Holdings, Inc.
3.2	Certificate of Designations of Series A Participating Cumulative Preferred Stock of Zimmer Holdings, Inc., dated as of August 6, 2001
3.3	Restated Bylaws of Zimmer Holdings, Inc.
4.1	Rights Agreement between Zimmer Holdings, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of July 30, 2001
4.2	Specimen Right Certificate (incorporated herein by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.1 hereto)
10.1
Contribution and Distribution Agreement between Bristol-Myers Squibb Company and Zimmer Holdings, Inc., dated as of August 6, 2001 (Schedules have been omitted. Copies shall be submitted to the Commission upon request)
10.2	Interim Services Agreement between Bristol-Myers Squibb Company and Zimmer Holdings, Inc., dated as of August 6, 2001
10.3	Employee Benefits Agreement between Bristol-Myers Squibb Company and Zimmer Holdings, Inc., dated as of August 6, 2001
10.4	Tax Sharing Agreement between Bristol-Myers Squibb Company and Zimmer Holdings, Inc., dated as of August 6, 2001
10.5	Retention Agreement of J. Raymond Elliott, dated as of February 21, 2001
10.6	Retention Agreement of Roy D. Crowninshield, dated as of February 21, 2001
10.7	Retention Agreement of Bruce E. Peterson, dated as of February 21, 2001
10.8	Retention Agreement of Paul D. Schoenle, dated as of February 21, 2001
10.9	Retention Agreement of John S. Loveman-Krelle, dated as of February 21, 2001
10.10	Compensation Agreement of J. Raymond Elliott, dated as of May 1, 2001
10.11	Compensation Agreement of Roy D. Crowninshield, dated as of May 11, 2001
10.12	Compensation Agreement of Bruce E. Peterson, dated as of April 26, 2001
10.13	Compensation Agreement of Paul D. Schoenle, dated as of May 11, 2001
10.14	Compensation Agreement of John S. Loveman-Krelle, dated as of April 13, 2001
10.15	Zimmer Holdings, Inc. Long-Term Disability Income Plan for Highly Compensated Employees

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIMMER, INC.
Dated: November 13, 2001
	By:	/s/ PAUL D. SCHOENLE
Name: Paul D. Schoenle Title: Vice President and Senior Counsel

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE